                                                                    EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT
                             DATED JANUARY 1, 1998
                                 BY AND BETWEEN
                        KATZ DIGITAL TECHNOLOGIES, INC.,
                    A DELAWARE CORPORATION (THE "COMPANY"),
                                      AND
                        LISA K. SKLAR (THE "EXECUTIVE").

     The parties hereto desire to provide for the Executive's continued employment by the Company in accordance with the terms and provisions set forth below:

     NOW, THEREFORE, the parties agree as follows:

     1.  Employment; Term.

     The Company will continue to employ the Executive, and the Executive will continue to work for the Company, as its Executive Vice President -- Sales, for a term commencing on the date hereof and terminating on December 31, 1999, unless sooner terminated in accordance with Section 7 hereof. Such period, together with the period of any extension or renewal of such employment, is referred to herein as the "Employment Period."

     This Agreement shall supersede any other agreement by and between the Company and the Executive pertaining to the subject matter hereof.

     2.  Duties.

     During the Employment Period, the Executive shall serve as the Executive Vice President -- Sales of the Company, and perform such further duties as shall, from time to time, be reasonably assigned to the Executive by the President and Chief Executive Officer of the Company consistent with her position and abilities.

     3.  Devotion of Time.

     During the Employment Period, the Executive shall be required to: (i) work on a part time basis to promote Company's sales; (ii) devote her best efforts, energy and skill to the services of the Company and the promotion of its interests; and (iii) not take part in activities known by the Executive to be detrimental to the best interests of the Company.

     4.  Compensation.

     In consideration for the services to be performed by the Executive during the Employment Period hereunder, the Company shall compensate the Executive as follows:

          (a) The Company shall pay the Executive an annual base salary from the date hereof at the rate of $125,000 per annum, to be paid in accordance with the Company's regular payroll practices for its employees;

          (b) The Company shall pay the Executive an amount equal to five (5%) percent of all amounts billed by the Company in each calendar quarter in excess of an aggregate of $600,000 for (i) services rendered or products delivered to the customers of the Company listed on the annexed Schedule A and (ii) services rendered or products delivered to customers of the Company procured by the Executive subsequent to the date hereof. Such compensation shall be paid to the Executive within thirty (30) days after the conclusion of such calendar quarter; and

          (c) The Company shall pay the Executive an amount equal to five (5%) percent of all amounts billed by the Company in each calendar quarter for services rendered or products delivered to Viacom. Such compensation shall be paid to the Executive within thirty (30) days after the conclusion of such calendar quarter.

     5. Use of Automobile; Reimbursement of Expenses; Additional Benefits.

     5.1 The Executive shall be provided with an automobile to be owned or leased by the Company or shall be reimbursed for the expenses in connection with one automobile of the make and type approved by the Company.

     5.2 The Company shall pay directly, or reimburse the Executive for, all other reasonable and necessary expenses and disbursements incurred by her for and on behalf of the Company in the performance of her duties under this Agreement, including all costs associated with the maintenance and use of one cellular telephone. For such purposes, the Executive shall submit to the Company itemized reports of such expenses in accordance with the Company's policies.

     5.3 The Executive shall be reimbursed for all business travel and business entertainment expenses consistent with the Company's practices and policies.

     5.4 The Executive shall be entitled to participate in, and to receive benefits under, any employee benefit plans of the Company (including, without limitation, pension, profit sharing, group life insurance and group medical insurance plans) as may exist from time to time for its executive employees.

     6.  Restrictive Covenant.

     6.1 During the Employment Period and thereafter, the Executive shall not reveal, divulge or make known to any person, firm, corporation or other business organization, and shall not directly or indirectly use for her own benefit, or for the benefit of anyone else, any secret or confidential information used by the Company in its business, including, without limitation, (i) pricing information, (ii) the terms of the Company's existing contracts with suppliers, service bureaus or vendors (iii) any information pertaining to the Company's customers and their requirements and (iv) any other of the Company's trade secrets, all of which shall be collectively referred to hereafter as the "Confidential Information."

     6.2 The services of the Executive are unique, extraordinary and essential to the business of the Company, particularly in view of the Executive's access to the Confidential Information. Accordingly, the Executive agrees that she will not at any time during the Employment Period and for a period of two (2) years thereafter, without the prior written approval of the Board of Directors of the Company, directly or indirectly, engage in any business activity competitive with the business of the Company. Furthermore, the Executive agrees that, during such period, she shall not solicit, directly or indirectly, or affect to the Company's detriment any relationship of the Company with any customer, supplier, service bureau, vendor or employee of the Company or cause any customer, supplier, service bureau or vendor to refrain from entrusting additional business to the Company.

     6.3 In the event that any of the provisions of Sections 6.1 and 6.2 hereof shall be adjudicated to exceed the time, geographic or other limitations permitted by applicable law in any jurisdiction, then such provision shall be deemed reformed in any such jurisdiction to the maximum time, geographic or other limitations permitted by applicable law.

     6.4 As used in this Section 6, the term "Company" shall mean and include any and all corporations affiliated with the Company, which either now exist or which may hereafter be organized.

     6.5 The Executive hereby acknowledges and agrees that, in the event she shall violate any provisions of this Section 6 the Company will be without an adequate remedy at law and accordingly, will be entitled to enforce such restrictions by temporary or permanent injunctive or mandatory relief obtained in any action or proceeding instituted in any court of competent jurisdiction without the necessity of proving damages and without prejudice to any other remedies which it may have at law or in equity.

     7.  Earlier Termination.

     7.1 The Executive's employment hereunder shall automatically be terminated upon the death of the Executive or the Executive's voluntarily leaving the employ of the Company and, in addition, may be terminated, at the sole discretion of the Company, as follows:

          (a) Upon thirty (30) days' prior written notice by the Company, in the event of the Executive's disability as set forth in Section 7.2 below; or

          (b) Upon thirty (30) days' prior written notice by the Company, in the event that the Company terminates the Executive's employment hereunder for cause as set forth in Section 7.3 below.

     7.2 The Executive shall be deemed disabled hereunder, if in the opinion of the Board of Directors of the Company, as confirmed by competent medical advice, she shall become physically or mentally unable to perform her duties for the Company hereunder and such incapacity shall have continued for any period of six
(6) consecutive months.

     7.3 For purposes hereof, "cause" shall mean the following: (a) the Executive's willful malfeasance or gross negligence; or (b) the material breach of any covenant made by the Executive hereunder, and the Executive's failure to cure such conduct or event constituting "cause" within 30 days after written notice thereof.

     7.4 In the event that this Agreement shall be terminated due to the Executive's death or disability, then the Company shall pay to the Executive or her personal representatives, as the case may be, severance pay in a lump sum amount equal to base annual salary and draw against commission for a period of twelve months as set forth in Section 4 hereof. If, however, this Agreement shall be terminated for any other reason whatsoever, then the Company shall not be obligated to made any severance payments whatsoever to the Executive hereunder, except for the compensation set forth in Section 4 hereof which shall have accrued but be unpaid at the effective time of termination.

     8.  No Requirement of Relocation.

     The Company expressly agrees that the Executive, as a condition of her employment, need not relocate her residence from the community in which she presently resides.

     9.  Assignment.

     This Agreement, as it relates to the employment of the Executive, is a personal contract and the rights and interests of the Executive hereunder may not be sold, transferred, assigned, pledged or hypothecated, except as otherwise set forth herein. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, including without limitation, any corporation or other entity into which the Company is merged or which acquires all of the outstanding shares of the Company's capital stock, or all or substantially all of the assets of the Company.

     10.  Notices.

     Any notice required or permitted to be given pursuant to this Agreement shall be deemed given three (3) business days after such notice is mailed by certified mail, return receipt requested, addressed as follows: (i) if to the Executive, at 10 Random Farms Drive, Chappaqua, NY 10514; and (ii) if to the Company, at 21 Penn Plaza, New York, New York 10001, or at such other address as any such party shall designate by written notice to the other party. Copies of all notices shall also be provided to Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP, 750 Lexington Avenue, New York, New York 10022-1200.

     11.  Waiver, Modification.

     The terms of this Agreement may not be waived or modified except by an agreement in writing executed by the parties hereto. The waiver by either party of any breach of this Agreement must be in writing and shall not be deemed to be a waiver of any prior or succeeding breach.

     12.  Governing Law.

     This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of New York.

     13.  Severability.

     If, at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or enforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

     14.  Entire Agreement.

     This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and there are no representations, warranties or commitments except as set forth herein. This Agreement supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether written or oral, of the parties hereto relating to the transactions contemplated by this Agreement; provided, however, that it is the intention of the parties that this Agreement shall be interpreted and applied in conjunction with the terms of any option, warrant or other right now in existence or hereinafter granted to the Executive to acquire shares of capital stock of the Company. In the event of any conflict, however, the terms of this Agreement shall govern and prevail. This Agreement may be amended only in writing executed by the parties hereto affected by such amendment.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                          KATZ DIGITAL TECHNOLOGIES, INC.

                                          By: /s/ GARY KATZ

                                            ------------------------------------
                                            Gary Katz, President

                                          /s/ LISA K. SKLAR

                                          --------------------------------------
                                          Lisa K. Sklar